Exhibit T3A.10

Eduardo Diez Morello ⑧ Attorney - Notary Public 34th Notary Office - Santiago, Chile	[stamp:] AUTHORIZED COPY

[initials]
DIRECTORY No. 6.279-2000.-

KVC/PE/KUDEN
16-JULIO.ACT

MINUTES

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“KUDEN SOCIEDAD ANÓNIMA”

EXTRAORDINARY GENERAL SHAREHOLDERS
MEETING

July 26, 2000

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IN SANTIAGO, CHILE, on the twenty-sixth day of the month of July of the year two thousand, in the presence of myself, EDUARDO JAVIER DIEZ MORELLO, attorney, acting notary public for the Thirty-Fourth Notary Office of Santiago, with premises at Calle Morandé number two hundred forty-three, the following parties appeared: Mr. PERCY ECCLEFIELD ARRIAZA, a Chilean citizen, married, an attorney, national identification

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card number five million, one hundred sixty-two thousand, four hundred thirty-eight hyphen six, domiciled in this city at Avenida El Bosque Norte number zero one hundred seventy-seven, office eight hundred three, Commune of Las Condes, the appearing party being of legal age, who attested to his identity with the aforementioned identification card and set forth the following: That duly authorized, he hereby records as a public instrument the minutes of the EXTRAORDINARY GENERAL SHAREHOLDERS MEETING OF THE COMPANY “KUDEN SOCIEDAD ANÓNIMA,” held on July twenty-sixth of the year two thousand; representing that the signatures affixed thereon correspond to the individuals indicated therein; the minutes that are transcribed have the following contents: “MINUTES OF THE EXTRAORDINARY GENERAL SHAREHOLDERS MEETING OF THE COMPANY ‘KUDEN SOCIEDAD ANÓNIMA.’” In the city of Santiago, at twelve noon on the twenty-sixth day of July of the year two thousand, at the Company’s offices located for these purposes at Avenida El Bosque Norte zero one hundred seventy-seven, office eight hundred three, Commune of Las Condes, in this city, the holders of one hundred percent of the shares with right to vote into which the share capital is divided met personally in Extraordinary General Shareholders Meeting of the company “KUDEN SOCIEDAD ANÓNIMA:” Mr. ANTONIO MARTÍNEZ SEGUÍ, on his own behalf, representing eight thousand, two hundred fifty shares equivalent to thirty-six point six six six six seven percent of the shareholder capital; Mr. VALENTÍN SCHWARTZ ARRATIA, representing the company “IMPORTACIONES Y EXPORTACIONES IMVERMEX S.A., holding fourteen thousand, two hundred fifty shares equivalent to sixty-three point three three three three three percent of the shareholder capital. ONE) MEETING OFFICERS: Chairing this

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile

Extraordinary General Shareholders Meeting was Company Chairman Mr. ANTONIO MARTÍNEZ SEGUÍ, with Mr. PERCY ECCLEFIELD ARRIAZA acting as secretary. Also present was Santiago Notary Public Mr. EDUARDO JAVIER DIEZ MORELLO. TWO) CONVOCATIONS AND NOTICES: Express confirmation is given that as set forth in article sixty of law number eighteen thousand forty six, in this case the formal requirements have not been met for convocation of this Extraordinary General Shareholders Meeting, [as this was not necessary] due to the fact of having assured the attendance, as in fact occurred, of all the Company shareholders. THREE) DETERMINATION OF PROXIES: The power of attorney was confirmed of the corporate shareholder “IMPORTACIONES Y EXPORTACIONES IMVERMEX S.A.,” as unanimously approved after verifying its complete conformance and compliance with the law. Thus, the aforementioned power of attorney was duly approved. FOUR) ATTENDANCE SHEET: The parties attending this Extraordinary General Shareholders Meeting, in the representation authority with which they are vested, signed the Attendance Sheet required by article number sixty-one of the Chilean Regulation on Corporations [Reglamento de Sociedades Anónimas], agreeing to retain this document in the Company’s archives. FIVE) HOLDING OF THE MEETING: The Secretary stated that the parties holding all twenty-two thousand, five hundred shares issued by the Company to date were present and duly represented. Having fulfilled the current legal and statutory provisions relating to the matter, the Chairman called to order this Extraordinary General Shareholders Meeting of the company “KUDEN SOCIEDAD

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ANÓNIMA.” SIX) PURPOSE OF THE MEETING: The Chairman stated that the purpose of this Extraordinary General Shareholders Meeting, in accordance with the law and its bylaws, is to submit the following matters for consideration of the shareholders: SIX POINT ONE) Split of the company “KUDEN SOCIEDAD ANÓNIMA:” The Chairman set forth that the intention is to split the company “KUDEN SOCIEDAD ANÓNIMA” into two companies, one of which is charged with the operating portion of the corporate business, and the other intended to develop the related real estate management, in order that management might thereby be separated from its current activities. He noted that the idea is for the split to begin to be valid as from the date of this Instrument. He reported that to this end, competent authorization has already been granted by Exempt Municipal Decree number nine hundred seven, dated June fifteenth, two thousand, of the Illustrious Municipality of Pucón, which is incorporated to these minutes as an attached document A, to be notarized on the same date as the minutes of this meeting are recorded as a public instrument, and it shall be understood as forming a part thereof for all legal and contractual purposes as might be relevant. To formalize the split in question, it is necessary to approve the expert report assigned to expert RAÚL ANTONIO GONZÁLEZ GONZÁLEZ, National Identification Card number six million, six hundred sixteen thousand, eight hundred twenty hyphen four, as to the company’s position status, with values updated as of April thirtieth of two thousand, on the basis of which the proposed split shall be carried out. Subsequently, the Chairman explained, it shall be necessary to approve the reduction in the share capital of the company

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile

“KUDEN SOCIEDAD ANÓNIMA” to the sum of ONE BILLION, SEVEN HUNDRED EIGHTY-NINE MILLION, NINE HUNDRED NINETY-NINE THOUSAND, EIGHTY-TWO CHILEAN PESOS legal tender currency, maintaining the same number and type of shares as currently issued. Next it will be necessary to approve the relevant amendments to the company bylaws, with respect to its corporate name, share capital and all aspects required to complete the split therein. In this regard, the Meeting must rule as to the text of the bylaws of the new company to be created as from the split of “KUDEN SOCIEDAD ANÓNIMA,” under the name “INMOBILIARIA KUDEN SOCIEDAD ANÓNIMA,” which differ from the bylaws of “KUDEN SOCIEDAD ANÓNIMA” primarily with respect to their corporate name, purpose and share capital. Finally, the Chairman noted, it is necessary to broadly authorize the Company’s Board and Management to undertake to perform, within the context of the resolutions of this Extraordinary Meeting, all processing that may be needed to fulfill the agreements assumed therein and, in general, to resolve all situations, conditions and details that might arise with respect to the split hereby approved. The necessary powers must also be conferred on the executives and/or attorneys of the company to record the minutes of this Meeting as a Public Instrument, complete the revision of the bylaws and implement the agreements that are adopted below. SEVEN) AGREEMENTS: The Chairman requested that the Secretary read the proposal detailed above, and after a brief discussion the Meeting unanimously adopted the following agreements: Agreement One: It was agreed to split

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The company “KUDEN SOCIEDAD ANÓNIMA,” effective and valid as of the date of this Instrument, organizing to this end a new Chilean Closely Held Corporation [Sociedad Anónima Cerrada], the corporate name of which shall be “INMOBILIARIA KUDEN SOCIEDAD ANÓNIMA,” the purpose of which shall be real estate activity in general, to which end it will administer the real assets awarded in ownership, and will invest in all types of urban and rural real assets and rights on those same assets, and may specifically parcel them out, divide them, subdivide them, urbanize them, build on them, repair them, rebuild on them, restore them, transfer them, encumber them, rent them, administer them as already described, operate them and receive the proceeds thereof; and in general, execute all types of instruments and enter into all contracts that might be necessary for fulfillment of the corporate purpose and for the development of its activities. For its part, the current company will continue with its current corporate name of “KUDEN SOCIEDAD ANÓNIMA.” Agreement Two: It is agreed to undertake the split of the company “KUDEN SOCIEDAD ANÓNIMA” based on the expert report prepared by expert RAÚL ANTONIO GONZÁLEZ GONZÁLEZ, already identified, with values current as of April thirtieth of two thousand, which document, for these effects, the Board approves in all its parts and agrees to add below these minutes as Appendix B, to be notarized on the same date as the minutes of this meeting are recorded as a Public Instrument, and it shall be understood as forming part of the same for all legal and contractual purposes as might apply. Agreement Three: As a consequence and for purposes of the split, it is agreed to reduce the share capital of the company “KUDEN SOCIEDAD ANÓNIMA,” from the current sum of FIVE BILLION, ONE HUNDRED

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile

SEVENTY-EIGHT MILLION, FOUR HUNDRED NINETY-NINE THOUSAND, EIGHT-TWO PESOS legal tender currency, which includes its legal reassessment as of April thirtieth of the year two thousand, divided among twenty-two thousand, five hundred shares, of a single series, without par value, entirely subscribed and paid-in, to a total of ONE BILLION, SEVEN HUNDRED EIGHTY-NINE MILLION, NINE HUNDRED NINETY-NINE THOUSAND, EIGHTY-TWO PESOS legal tender currency, divided among an identical quantity of shares, of a single series, without par value; and to assign to said company the following existing corporate reserves: Retained earnings - minus ONE BILLION, THIRTY-FOUR MILLION, NINETY-FOUR THOUSAND, SEVEN HUNDRED TEN PESOS legal tender currency, earnings for the year SEVEN HUNDRED TWELVE MILLION, EIGHT HUNDRED SEVENTY-NINE THOUSAND, ONE HUNDRED PESOS legal tender currency. Consequently, the net equity of the company KUDEN SOCIEDAD ANÓNIMA consists of the following: Share Capital: ONE BILLION, SEVEN HUNDRED EIGHTY-NINE MILLION, NINE HUNDRED NINETY-NINE THOUSAND, EIGHTY-TWO PESOS legal tender currency; Retained Earnings: - minus ONE BILLION, THIRTY-FOUR MILLION, NINETY-FOUR THOUSAND, SEVEN HUNDRED TEN PESOS legal tender currency. Earnings for the year SEVEN HUNDRED TWELVE MILLION, EIGHT HUNDRED SEVENTY-NINE THOUSAND, ONE HUNDRED PESOS legal tender currency. For purposes of the “Record of First-Category Net Taxable Income and Retained Profits,” also known as “FUT,” it is agreed to undertake proportional distribution in accordance with the nature and proportion of the balances that said Registry presents once the income tax returns for fiscal year two thousand for “KUDEN SOCIEDAD ANÓNIMA” are completed, and its Board must communicate in timely fashion to “INMOBILIARIA KUDEN SOCIEDAD

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ANÓNIMA,” created from the split, the distribution that applies, certified by the independent audit firm Pannell Kerr Forster International.” Agreement Four: It is agreed to set the share capital of the company “INMOBILIARIA KUDEN SOCIEDAD ANÓNIMA,” created by the split, at the sum of THREE BILLION, THREE HUNDRED EIGHTY-EIGHT MILLION, FIVE HUNDRED THOUSAND PESOS legal tender currency, which constitutes that share of the value by which the subscribed and paid-in capital of the company being split is being reduced, according to Agreement Three above. The following reserves are also assigned to “INMOBILIARIA KUDEN SOCIEDAD ANÓNIMA:” Resulting from the fiscal year ended April thirtieth, two thousand: THIRTY-SIX MILLION, THREE HUNDRED NINE THOUSAND, SIX HUNDRED NINETY-FIVE PESOS legal tender currency. The above yields total net equity for the company “INMOBILIARIA KUDEN SOCIEDAD ANÓNIMA” of THREE BILLION, FOUR HUNDRED TWENTY-FOUR MILLION, EIGHT HUNDRED NINE THOUSAND, SIX HUNDRED NINETY-FIVE PESOS legal tender currency. Agreement Five: It is agreed that the share capital of the company “INMOBILIARIA KUDEN SOCIEDAD ANÓNIMA” is divided among twenty-two thousand, five hundred shares, of a single series, without par value, a number equal to that of the shares currently issued by “KUDEN SOCIEDAD ANÓNIMA,” such that each shareholder of “KUDEN SOCIEDAD ANÓNIMA” shall be entitled to one share of “INMOBILIARIA KUDEN SOCIEDAD ANÓNIMA” for each share they hold in the referenced company. The shares representing the share capital of “INMOBILIARIA KUDEN SOCIEDAD ANÓNIMA” shall be distributed by the Board within thirty days counting from when the split is completely legalized, to registered shareholders of “KUDEN SOCIEDAD ANÓNIMA” with right to participate in this

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile

Meeting, thereby fulfilling the provisions set forth in article ninety-eight, number two, final part, of the Chilean Corporations Act [Ley sobre Sociedades Anónimas]. Agreement Six: It is agreed to record the net equity of the company “INMOBILIARIA KUDEN SOCIEDAD ANÓNIMA,” i.e., the sum of THREE BILLION, FOUR HUNDRED TWENTY-FOUR MILLION, EIGHT HUNDRED NINE THOUSAND, SIX HUNDRED NINETY-FIVE PESOS legal tender currency, with the following assets and liabilities: ASSETS. Fixed Assets: SEVEN BILLION, SEVEN HUNDRED NINETY-SIX MILLION, EIGHT HUNDRED FIFTY-TWO THOUSAND, SEVEN HUNDRED FORTY-SEVEN PESOS legal tender currency, broken down into the following categories: Land: ONE BILLION, ONE HUNDRED THIRTY MILLION, SEVEN HUNDRED EIGHTY-EIGHT THOUSAND, FIVE HUNDRED SIXTEEN PESOS legal tender currency. Buildings and Infrastructure: SEVEN BILLION, ONE HUNDRED FORTY-NINE MILLION, SEVEN HUNDRED SIX THOUSAND, SIX HUNDRED TWENTY-FOUR PESOS legal tender currency. Machinery and Equipment: THIRTY-NINE MILLION, EIGHT HUNDRED EIGHTY-NINE THOUSAND, SEVEN HUNDRED TWENTY-NINE PESOS legal tender currency. Other Fixed Assets: SEVENTY-NINE MILLION, EIGHT HUNDRED SEVENTY-FOUR THOUSAND, EIGHT HUNDRED THIRTY-FOUR PESOS legal tender currency. Accumulated depreciation: minus SIX HUNDRED THREE MILLION, FOUR HUNDRED SIX THOUSAND, NINE HUNDRED FIFTY-SIX PESOS legal tender currency. LIABILITIES. Current Liabilities: FIVE HUNDRED EIGHTY-ONE MILLION, SEVEN HUNDRED NINETY-FOUR THOUSAND, NINETY-NINE PESOS legal tender currency, corresponding primarily to Short-Term Bank Obligations for an identical sum. Long-Term Liabilities: THREE BILLION, SEVEN HUNDRED NINETY MILLION, TWO HUNDRED FORTY-EIGHT THOUSAND, NINE HUNDRED FIFTY-THREE PESOS legal tender currency, primarily broken down between Accounts Payable to Related Companies

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in the amount of NINE HUNDRED SIXTY-SIX MILLION, TWO HUNDRED THIRTY-FOUR THOUSAND, TWO HUNDRED THIRTY-THREE PESOS legal tender currency, and Bank Obligations totaling TWO BILLION, EIGHT HUNDRED TWENTY-FOUR MILLION, FOURTEEN THOUSAND, SEVEN HUNDRED TWENTY PESOS legal tender currency. Net Equity: THREE BILLION, FOUR HUNDRED TWENTY-FOUR MILLION, EIGHT HUNDRED NINE THOUSAND, SIX HUNDRED NINETY-FIVE PESOS legal tender currency. Agreement Seven: The following text is approved for the Corporate Bylaws of the company “INMOBILIARIA KUDEN SOCIEDAD ANÓNIMA, created by the split agreed to through this instrument: B Y L A W S: “INMOBILIARIA KUDEN SOCIEDAD ANÓNIMA.” T I T L E  O N E: NAME, DOMICILE, DURATION, PURPOSE: A R T I C L E  O N E: A closely held corporation is organized, the corporate name of which shall be “INMOBILIARIA KUDEN SOCIEDAD ANÓNIMA.” Its domicile shall be the city of Pucón, and it may establish agencies or branches at other parts of the country or abroad. The Company shall be governed by these bylaws and, in their absence, by law eighteen thousand, forty-six and its regulation. A R T I C L E  T W O: The company shall have an indefinite duration as from the signing date of this instrument. A R T I C L E  T H R E E: Company Purpose: Real estate activity in general, for which it shall administer the real assets awarded thereto in ownership, and shall invest in all types of urban and rural real assets and in rights to these same assets, and specifically may parcel them out, divide them, subdivide them, urbanize them, build on them, repair them, rebuild on them, restore them, transfer them, encumber them, lease them, administer them as already noted, operate them and receive their proceeds; and

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile

in general, execute all types of instruments and enter into any contracts needed for fulfillment of the corporate purpose and development of its business operations. T I T L E  T W O: SHARE CAPITAL AND STOCK: A R T I C L E  F O U R: The company’s share capital is the sum of THREE BILLION, THREE HUNDRED EIGHTY-EIGHT MILLION, FIVE HUNDRED THOUSAND PESOS legal tender currency, split among twenty-two thousand, five hundred shares of a single series, without par value, paid-in and recorded in the form indicated in Transitory Article One. T I T L E  T H R E E: ADMINISTRATION: A R T I C L E  F I V E: The company shall be administered by a Board consisting of four members, who may or may not be shareholders. The directors shall be elected by the Ordinary General Shareholders Meeting, shall remain in office for three years, and shall all be subject to reelection at the end of the respective period, and may be reelected indefinitely. A R T I C L E  S I X: Directors shall receive no compensation whatsoever for performing their duties, unless the Ordinary Shareholders Meeting agrees otherwise. A R T I C L E  S E V E N: Director meetings shall be held with the attendance of an absolute majority of directors, and agreements shall be adopted by an absolute majority of the Board. A R T I C L E  E I G H T: In the event that a vacancy in a director position occurs, then the entire Board shall be subject to reelection at the next Ordinary Shareholders Meeting to be held by the Company; and in the interim the Board may appoint a replacement. - A R T I C L E  N I N E: At the first meeting held by the Board after its election, it shall appoint from among its members a

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Chair, who shall also be so for the Company General Shareholders Meetings. In the absence of the Chair, the director or shareholder provisionally appointed by the Board or the Meeting shall chair the meetings on each occasion.

A R T I C L E  T E N: The board must meet at least once every six months. Board sessions shall be ordinary and extraordinary. The former shall be held on the dates predetermined by the Board itself. The latter shall be held when especially convened by the Chair, at his own behest or at the instruction of one or more directors, subject to the qualification that the Chair makes of the need for the meeting, unless requested by an absolute majority of directors, in which case the meeting must necessarily be held without prior qualification. Extraordinary meetings must be convened through the issuance of certified letters to the directors at the domiciles they have registered with the Company. Convocation letters shall note the reason for the convocation and must be sent no less than ten calendar days before the meeting date. A R T I C L E  E L E V E N: The board shall represent the Company judicially and extrajudicially and for fulfillment of the corporate purpose, to which end it shall not be necessary to attest to third parties, and it shall be vested with all administrative and disposal powers that the law or the bylaws do not stipulate as corresponding solely to the General  Shareholders Meeting, without need to grant it any power of attorney whatsoever, including for those instruments or agreements for which the laws require these circumstances; without the

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile

listing below being exhaustive or restrictive; given the provisions of article forty of law eighteen thousand, forty-six, the Board may: Define, remove and set the powers, rights and obligations of the Company’s President [Gerente General] and the other employees and persons whose services are necessary. Similarly, it falls to the Board to set the compensation, benefits or salaries corresponding to the President and other persons for the performance of their duties. Decree the regulations and provisions necessary for the Company’s functioning and for administration of the corporate businesses, inspecting the progress of activities and execution of the agreements entered into. Invest the company funds, corresponding to share capital and equity reserves, in the specified manner. Purchase, acquire, sell, exchange, alienate, transfer in any manner, mortgage, encumber, give and take in lease and establish in pledge moveable assets and all types of investment securities, acquire and assign loans and rights, sign transfers, issue debentures or intervene in the formation of companies of any kind or be incorporated therein, enter into joint venture agreements or participation accounts. Enter into lease agreements for services involving construction development, transport, charter, storage, agency, representation, distribution, consignment, administration, mandate, commission, loan, insurance, pledge, mortgage or any other type of nominate or innominate agreements. Enter into, with banks, financial or lending institutions, public or

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private corporations, civil or commercial partnerships or private individuals, as applicable, agreements for loans, lending, deposits, commercial and banking current accounts, deposits and credits, transacting and overdrawing in them, collecting and receiving, settling and paying, signing cash receipts, substituting and remitting, transacting, subscribing, accepting, re-accepting, and paying and endorsing, whether in collection, discount, guarantee or any other form, with or without restrictions, securing, discounting, extending and protesting bills of exchange, payment orders and vouchers or promissory notes and any other banking or commercial documents, transacting, collecting, depositing, endorsing, revalidating, settling and protesting checks, giving, receiving, endorsing and withdrawing documents and securities in custody or in guarantee. Approve the convocation of the General Shareholders Meeting. Each year prepare the annual report and balance sheet for corporate activities and an inventory, and propose the distribution of earnings. Establish agencies or branches in any point of the country or abroad and eliminate them, when deemed appropriate. Represent the company judicially and extrajudicially with the most extensive authority. In judicial matters it shall have the general legal authority and special authority to refrain in the first instance from any legal action filed, accept counterclaims, answer interrogatories, waive appeals consistent with the legal terms, settle, compromise, grant to arbitrators the authority of arbitrators, approve and accept agreements. All the above must be understood as being without prejudice to the judicial representation corresponding to the President according to the provisions of

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile

Article Eight of the Chilean Civil Procedure Code [Código Procedimiento Civil]. The Board may delegate part of its authority to the Company’s Managers, Assistant Managers or Attorneys, to a director or a commission of directors and, for specific purposes, to other individuals. A R T I C L E  T W E L V E: The day-to-day administration of the company’s affairs shall fall to its President, in order for him to represent it in all instruments, agreements or businesses included within the company’s ordinary scope of business. T I T L E  F O U R: SHAREHOLDER MEETINGS:

A R T I C L E  T H I R T E E N: Shareholders shall meet in Ordinary or Extraordinary Meetings. Extraordinary Meetings shall be held whenever the company’s interests so justify, in the judgment of the Board. Ordinary or Extraordinary Meetings, as the case may be, shall also meet when so requested of the Board by shareholders representing at least ten percent of the shares issued with right to vote, indicating in the request the issues to be discussed at the Meeting. In all cases, Meetings shall be convened by the Company Board of Directors. At Extraordinary Meetings only matters identified in the convocation may be discussed. A R T I C L E  F O U R T E E N: The following are matters falling to the Ordinary Shareholders meeting: Examination of the company’s position and reports of the statutory auditors and approval or rejection of the annual report, balance sheet and financial statements presented by the company’s administrators or receivers. Distribution of earnings for each fiscal year, and in particular

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the distribution of dividends. Election or dismissal of Board members, receivers and statutory auditors. In general, any matter of corporate interest that does not fall to the Extraordinary Shareholders Meeting. A R T I C L E
F I F T E E N: The independent external auditors for the monitoring and examination of the accounts, inventory, balance sheet and other financial statements relative to the Company’s first fiscal year shall be the firm “PANNEL KERR FORSTER INTERNATIONAL,” who must inform the Ordinary Shareholders Meeting in writing as to the fulfillment of their mandate. They may also monitor corporate activities and audit the actions of the administrators and full compliance with their legal, regulatory and statutory duties. After the lapse of the Company’s first fiscal year, the corresponding Ordinary Shareholders Meeting shall appoint the External Auditors or Statutory Auditors to monitor and examine the accounts, inventory, balance sheet and other financial statements for the fiscal year in question. A R T I C L E  S I X T E E N: The annual report, balance sheet, inventory, minutes, books and reports of the statutory auditor or the independent external auditors shall be made available to shareholders for examination at the company’s administrative offices for thirty days prior to the scheduled date of the Shareholders Meeting. Shareholders may only examine said documents within the indicated period. During the same period shareholders shall be entitled to examine identical information on any subsidiary companies. A R T I C L E  S E V E N T E E N:

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile

The following are matters falling to the Extraordinary Meeting: Company dissolution; Company conversion, merger or split and revision of its bylaws; The issuance of bonds or debentures convertible to shares; Transfer of the company’s fixed assets and liabilities or of all its assets; The granting of real and personal guarantees to secure the obligations of third parties, unless the latter are subsidiary companies, in which case the Board’s approval shall suffice; Such other matters as by law fall to the competence of this Meeting. The matters referenced in numbers one, two, three and four of this article may only be resolved at a Meeting held in the presence of a Notary, who must certify that the minutes faithfully reflect what occurred and was agreed to at the meeting. A R T I C L E  E I G H T E E N: Shareholders Meetings shall be held upon first convocation with all shares issued with right to vote. A R T I C L E  N I N E T E E N: Only shareholders registered with the Shareholders Registry at least ten days prior to the date the respective meeting is to be held may participate in the Meetings with right to speak and vote. A R T I C L E  T W E N T Y: Shareholders may have themselves represented at the Meetings by another individual, even if not a shareholder. Proxy must be conferred in writing for all shares the principal holds on the date specified in the preceding article. A R T I C L E  T W E N T Y - O N E: Each shareholder shall have one vote per share held or represented. At elections held at

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Shareholder Meetings, shareholders or their proxies may combine their votes in favor of a single individual or distribute them in the form they consider most appropriate, and those who receive the greatest number of votes on the same single ballot shall be declared elected, until the number of positions to be filled is complete. A R T I C L E  T W E N T Y - T W O: The revision of the corporate bylaws must be agreed to at the Extraordinary Meeting unanimously by shares issued with right to vote. A R T I C L E  T W E N T Y - T H R E E: The unanimous vote of shares issued with right to vote shall be required for resolutions pertaining to the following matters: The company’s conversion, split or merger with another company and the revision of its bylaws; The Company’s early dissolution; Change of corporate domicile; Approval of contributions and estimate of non-monetary assets; Change in authority reserved for the Shareholders Meeting or restriction of the Board’s authority; Reduction or increase in share capital; Transfer of assets and liabilities or of all assets; and Form of distribution of the corporate earnings. T I T L E  F I V E: BALANCE SHEET, ANNUAL REPORT AND DISTRIBUTION OF EARNINGS: A R T I C L E  T W E N T Y - F O U R: On December thirty-first of each year, the Company shall prepare a balance sheet of its operations. At the same time, it shall assemble an annual report with supporting documentation on the Company’s position over the past fiscal year, to be presented for consideration of the Ordinary Shareholders Meeting. A R T I C L E  T W E N T Y - F I V E: Dividends shall be paid

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile

solely out of net earnings for the fiscal year, or retained earnings, as posted to balance sheets approved by the Shareholders Meeting. However, if the company posted losses carried forward, earnings for the fiscal year shall be allocated first to offsetting them. If there were losses during a fiscal year, they will be offset by retained earnings, if any. A R T I C L E  T W E N T Y - S I X: The Board shall approve the distribution of dividends to shareholders, their amount and timing, and must comply with resolutions of the Ordinary Shareholders Meeting on this matter, if any. T I T L E  S I X: AUDITING OF THE ADMINISTRATION.- A R T I C L E  T W E N T Y - S E V E N: Each year, the ordinary shareholders meeting shall appoint two statutory auditors or independent external auditors to examine the accounts, inventory, balance sheet and other financial statements of the company and report in writing at the next ordinary general shareholders meeting on the fulfillment of their mandate. Nevertheless, for the  Company’s first fiscal year, the audit firm “Pannel Kerr Forster International” shall be appointed as stipulated in clause fifteen above. T I T L E  S E V E N: DISSOLUTION AND LIQUIDATION: A R T I C L E  T W E N T Y - E I G H T: The company having been dissolved for any of the reasons set forth by law, its liquidation shall be undertaken by a liquidation commission elected by the Shareholders Meeting. Receivers shall remain in office for two years, and may be reelected once only. A R T I C L E  T W E N T Y -

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N I N E: Liquidation: The Liquidation Commission alone may execute instruments and contracts aimed directly at effecting the company’s liquidation and, in accordance with the law, shall represent the Company judicially and extrajudicially and shall be vested with all administrative and disposal authority that the law or these Bylaws do not establish as corresponding solely to the Shareholders Meeting, without need to grant it any power of attorney whatsoever. T I T L E  E I G H T: ARBITRATION: A R T I C L E  T H I R T Y: Any differences that might arise between shareholders as to the application or interpretation of this agreement, either during the company’s lifetime or during the course of its dissolution, or during the liquidation period, either between the partners themselves or between them and the company, shall be resolved by an arbitrator quickly and summarily in the proceeding and award, with the appearing parties expressly waiving all appeals against it, including that of complaint. The arbiter, appointed by mutual consent of the parties, shall be attorney ENRIQUE KRAUSS RUSQUE. Should it not be possible to establish the commitment of the designated arbitrator, the differences shall be resolved, in the capacity of legal arbitrator, by the person appointed by the Honorable Judge of the Civil Court seated in the city of Pucón, who shall appoint a qualified attorney with at least ten years of professional experience; all recourse allowed by law shall apply against the award of this arbitrator. T R A N S I T O R Y  A R T I C L E  O N E: The share capital, as set forth in article four of these bylaws, consists of THREE BILLION, THREE HUNDRED EIGHTY-EIGHT MILLION, FIVE HUNDRED THOUSAND PESOS legal tender currency, divided among twenty-two thousand, five hundred shares of a single series,

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile

without par value, entirely subscribed and paid-in as follows: Mr. ANTONIO MARTÍNEZ SEGUÍ subscribes eight thousand, two hundred fifty shares, representing ONE BILLION, TWO HUNDRED FORTY-TWO MILLION, FOUR HUNDRED FIFTY THOUSAND PESOS legal tender currency, entirely subscribed and paid-in. The company “IMPORTACIONES Y EXPORTACIONES IMVERMEX S.A.,” duly represented, subscribes fourteen thousand, two hundred fifty shares, representing TWO BILLION, ONE HUNDRED FORTY-SIX MILLION, FIFTY THOUSAND PESOS legal tender currency, entirely subscribed and paid-in. T R A N S I T O R Y  A R T I C L E  T W O: The following Board is hereby appointed, which shall remain in office until the first Ordinary Shareholders Meeting to be held: Mr. ANTONIO CLAUDIO MARTÍNEZ SEGUÍ; Mr. FRANCISCO JAVIER MARTÍNEZ SEGUÍ, Mrs. MARÍA CECILIA MARTÍNEZ SEGUÍ, Mrs. XIMENA MARÍA MARTÍNEZ SEGUÍ.

T R A N S I T O R Y  A R T I C L E  T H R E E: The President shall be appointed at the first Ordinary Board session. T R A N S I T O R Y  A R T I C L E  F O U R: For all legal purposes, the parties establish their domicile in the city of Santiago, extending competence vis-à-vis all courts of justice. Agreement Eight: It is agreed to introduce the following amendments to the Bylaws of the company “KUDEN SOCIEDAD ANÓNIMA:” Article Four is replaced by the following: “The Company’s share capital is a total of ONE BILLION, SEVEN HUNDRED EIGHTY-NINE MILLION, NINE HUNDRED NINETY-NINE THOUSAND, EIGHTY-TWO PESOS legal tender currency, divided among twenty-two thousand, five hundred shares, of a single series, without par value, to be recorded and paid in accordance with Transitory Article One.” Transitory Article

[initials] [seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

One is replaced by the following: “The Company’s share capital, totaling ONE BILLION, SEVEN HUNDRED EIGHTY-NINE MILLION, NINE HUNDRED NINETY-NINE THOUSAND, EIGHTY-TWO PESOS legal tender currency, divided among twenty-two thousand, five hundred shares, of a single series, without par value, is entirely subscribed and paid-in as follows: Mr. ANTONIO MARTÍNEZ SEGUÍ subscribes eight thousand, two hundred fifty shares, representing SIX HUNDRED FIFTY-SIX MILLION, THREE HUNDRED THIRTY-TWO THOUSAND, NINE HUNDRED NINETY-SEVEN PESOS legal tender currency, entirely subscribed and paid-in. The company “IMPORTACIONES Y EXPORTACIONES IMVERMEX S.A.,” duly represented, subscribes fourteen thousand, two hundred fifty shares, representing ONE BILLION, ONE HUNDRED THIRTY-THREE MILLION, SIX HUNDRED SIXTY-SIX THOUSAND, EIGHTY-FIVE PESOS legal tender currency, entirely subscribed and paid-in. SIGNING OF THE MINUTES: It was agreed that the Minutes of this Meeting shall be signed by all those attending the meeting. RECORDING AS A PUBLIC INSTRUMENT: The bearer of an authorized copy of this Instrument is authorized to request the publications, records, annotations and any other processing inherent to the legalization of the agreements hereby adopted. Illegible signatures of Messrs: ANTONIO MARTINEZ SEGUÍ; VALENTIN SCHWARTZ ARRIATA, on behalf of “IMPORTACIONES Y EXPORTACIONES IMVERMEX S.A.;” PERCY ECCLEFIELD ARRIAZA, Secretary of Minutes. CERTIFIED: EDUARDO JAVIER DIEZ MORELLO, acting notary republic of the thirty-fourth notary office of Santiago, with offices at calle Morandé number two hundred forty-three, certifies, pursuant to Article fifty-seven of Law eighteen thousand,

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile

forty-six, on Corporations, that he attended the Extraordinary General Shareholders Meeting of the company “KUDEN SOCIEDAD ANÓNIMA,” held on July twenty-sixth of the year two thousand, at the company’s offices located in this city at Avenida El Bosque Norte number zero one hundred seventy-seven, office eight hundred three, Commune of Las Condes, at twelve noon, to which the above minutes refer, and that what they contain is a faithful expression of what occurred and was agreed to at the meeting. Santiago, July twenty-sixth, two thousand. EDUARDO DIEZ MORELLO - Notary Public.” The minutes recently copied are consistent with the original, which I personally examined. In verification thereof, and after having been read, the appearing party signed this instrument. Copy issued. BY WITNESS WHEREOF. Directory No.

[initials]

[signature]

PERCY ECCLEFIELD ARRIAZA

[seal:]
EDUARDO DIEZ MORELLO
NOTARY
MORANDE 243
SANTIAGO

[signature]

EDUARDO DIEZ MORELLO

Notary Public

[stamp:]

ACCURATE COPY OF ITS ORIGINAL - Santiago

JUL. 26, 2000

[initials] [seal:]
EDUARDO DIEZ MORELLO
NOTARY
MORANDE 243
SANTIAGO
[initials] [seal:]
EDUARDO DIEZ MORELLO
NOTARY
MORANDE 243
SANTIAGO